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                                                                Exhibit 4.16.1

                     FIRST AMENDMENT dated as of November 19, 1998 (this
                "AMENDMENT") to the AMENDED AND RESTATED FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of December 30, 1996 (as amended from time to time, the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein having the meaning assigned to them in the Credit Agreement), among DST SYSTEMS, INC., a Delaware corporation (the "BORROWER"); the lenders named therein (the "LENDERS") and THE CHASE MANHATTAN BANK, as syndication agent and as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                  A. The Borrower has requested, and the Lenders and the Administrative Agent have agreed, to amend certain sections of the Credit Agreement on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. AMENDMENT OF SECTION 1.01 OF THE CREDIT AGREEMENT.
Section 1.01 of the Credit Agreement is hereby amended by amending the last sentence of the definition of "Indebtedness" to read in its entirety as follows:

         "The Indebtedness of any person (other than a Nonsignificant Subsidiary) shall include the Indetedness of any partnership in which such person is a general partner.".

                  SECTION 2. AMENDMENT OF SECTION 3.11 OF THE CREDIT AGREEMENT.
Section 3.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "SECTION 3.11. FEDERAL RESERVE REGULATIONS. The execution, delivery and performance of the Loan Documents, the Borrowings hereunder and the use of proceeds hereof will not violate or be inconsistent with any of the provisions of Regulation U, Regulation T or Regulation X."

                  SECTION 3. AMENDMENT OF SECTION 3.13 OF THE CREDIT AGREEMENT.
Section 3.13 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "No part of the proceeds of any Loan will be used to purchase or "carry" (as defined in Regulation U) Margin Stock."

                  SECTION 4. AMENDMENT OF SECTION 5.07 OF THE CREDIT AGREEMENT.
Section 5.07 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "No part of the proceeds of any Loan will be used to purchase or "carry" (as defined in Regulation U) Margin Stock."

                  SECTION 5. AMENDMENT OF SECTION 6.04 OF THE CREDIT AGREEMENT.
Section 6.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  " SECTION 6.04. MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell assets in the ordinary course of business, (b) if at the time thereof and immediately after giving pro forma effect to any such transaction as if such transaction had been completed on the first day of the quarterly period most recently ended, no Event of Default or Default shall have occurred and be continuing (i) any person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any person may merge into or

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consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration, (iii) any Subsidiary may merge into or consolidate with (in each case, an "Acquisition") any person (the "Acquiree") if such Subsidiary is the surviving entity or the Acquiree is the surviving entity and becomes a Subsidiary as a result of such Acquisition and (iv) the Borrower and the Subsidiaries may sell, transfer, lease or dispose of any capital stock of any Subsidiary or any assets out of the ordinary course of business having depreciated book values (determined in accordance with GAAP) that in the aggregate for all such capital stock or all such assets so disposed of during the term of this Agreement do not exceed the greater of $10,000,000 and 10%of Consolidated Net Worth on any date of determination to any other person.

                  SECTION 6. AMENDMENT OF SECTION 6.08 OF THE CREDIT AGREEMENT.
Section 6.08 of the Credit Agreement is hereby deleted in its entirety and replaced with "INTENTIONALLY OMITTED".

                  SECTION 7. WAIVER. The Lenders hereby waive any Default or Event of Default that may have occurred as a result of the operation of Section
3.11 or 6.08. The foregoing waiver shall be retroactive to December 30, 1996.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by the Borrower, and each of this Amendment and the Credit Agreement, after giving effect to this Amendment, constitutes its legal, valid and binding obligations enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general equity principles (whether enforcement is sought by proceedings in equity or at law), including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

                  (b) The representations and warranties set forth in Article III of the Credit Agreement, after giving effect to this Amendment, and in the other Loan Documents are true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                  (c) As of the date hereof, no Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment.

                  SECTION 9. EFFECTIVENESS. This Amendment shall become effective when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of the Borrower, the Administrative Agent and the Required Lenders.

                  SECTION 10. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 12. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  SECTION 13. LIMITED EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a Amendment of, or otherwise affect the rights and remedies of the Lenders and the Administrative Agent under the Credit Agreement, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in

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full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                DST SYSTEMS, INC., as Borrower,

                                  by  /s/ Kenneth V. Hager
                                    -------------------------------------------
                                      Name:     Kenneth V. Hager
                                      Title:    Vice President, Chief Financial
                                                Officer and Treasurer


                                 THE CHASE MANHATTAN BANK,
                                 individually and as Administrative Agent,

                                    by  /s/ Lenard Werner
                                       ----------------------------------------
                                        Name:
                                        Title:


                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                     by /s/ Walter R. Wolff
                                       ----------------------------------------
                                        Name:   Walter R. Wolff
                                        Title:  Joint General Manager


                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,

                                     by /s/ Armund J. Schoen, Jr.
                                       ----------------------------------------
                                        Name:   Armund J. Schoen, Jr.
                                        Title:  Senior Vice President


                                  NATIONSBANK, N.A.,

                                     by /s/ Kevin C. Leader
                                       ----------------------------------------
                                        Name:   Kevin C. Leader
                                        Title:  Vice President


                                  UMB Bank, n.a.,

                                     by /s/ Douglas F. Page
                                       ----------------------------------------
                                        Name:   Douglas F. Page
                                        Title:  Executive Vice President


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MERCANTILE BANK.,

                                     by /s/Gary S. Wilcutt
                                       ----------------------------------------
                                        Name: Gary S. Wilcutt
                                        Title:  Vice President


                                  CREDIT SUISSE FIRST BOSTON,

                                     by /s/Chris T. Horgan
                                       ----------------------------------------
                                       Name: Chris T. Horgan
                                       Title:  Vice President